UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 15, 2011

CTC MEDIA, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-52003	58-1869211
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

31A Leningradsky Prospekt
125284 Moscow, Russia

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: +7-495-785-6333

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective December 15, 2011, (i) Peter Aven resigned as a member and Co-Chairman of the Board of Directors (the “Board”) of CTC Media, Inc. (the “Company”), (ii) the Board appointed Dmitry Lebedev as a Class I director to fill the Board vacancy created by the resignation of Mr. Aven, and (iii) the Board elected Angelo Codignoni, a current member of the Board, to replace Mr. Aven as a Co-Chairman of the Board.

In accordance with the terms and conditions of a stockholders’ agreement (the “Stockholders’ Agreement”) dated May 20, 2011, by and among the Company, MTG Russia AB, a wholly owned subsidiary of Modern Times Group MTG AB (“MTG Russia”), and Telcrest Investments Limited, an affiliate of Bank ROSSIYA (“Telcrest”), three of the Company’s directors, including one of its Co-Chairmen, are currently designated by MTG Russia, and three of the Company’s directors, including one of its Co-Chairmen, are designated by Telcrest. MTG Russia and Telcrest, the Company’s principal stockholders, have the exclusive right to appoint and remove their respective designees, as well as the exclusive right to fill vacancies created by the resignation of one of their respective designees. Mr. Aven was previously designated to serve on the Board and as Co-Chairman by Telcrest, and Mr. Lebedev has been designated by Telcrest as Mr. Aven’s replacement and to be appointed as a Class I director.  In order to effect this change, Mr. Codignoni, another of Telcrest’s designees, resigned as a Class I director and was re-appointed by the Board as a Class III director.  Telcrest has designated Mr. Codignoni to replace Mr. Aven as a Co-Chairman of the Board. Mr. Lebedev will be entitled to cash compensation for his services on the Board under the Company’s director compensation policies. Mr. Codignoni has been appointed to each of the Compensation Committee and the Nominating and Corporate Governance Committee of the Board.

On December 15, 2011, Anton Kudryashov, Chief Executive Officer of the Company, resigned from the Company, effective immediately.  The Company and Mr. Kudryashov have entered into a separation agreement in connection with such resignation, and the Company has waived the six-month notice period provided for under Mr. Kudryashov’s employment agreement.  The Company has also agreed that the final tranche of his stock options, which would have vested on January 1, 2012, shall be deemed to have vested.  The Board has appointed Boris Podolsky, Chief Financial Officer of the Company, to serve as interim Chief Executive Officer.  In connection with such position, Mr. Podolsky’s base annual salary has been increased to the ruble equivalent of $400,000, and he has been awarded a bonus of $100,000 and a potential additional discretionary bonus of up to $100,000.

A copy of Mr. Kudryashov’s separation agreement is attached hereto as Exhibit 10.1.  A copy of a press release announcing the foregoing is attached hereto as Exhibit 99.1.

Item 9.01.    Financial Statements and Exhibits

(d)                 Exhibits

The Exhibit Index is hereby incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CTC MEDIA, INC.

Date: December 15, 2011	By:	/s/ Boris Podolsky
Name: Boris Podolsky
Title: Chief Financial Officer

Item 9.01.    Financial Statements and Exhibits

(d)                 Exhibits

10.1                           Separation Agreement between the Company and Anton Kudryashov dated December 15, 2011

99.1                           Press release dated December 15, 2011 relating to certain management changes